THIS SUBSCRIPTION AGREEMENT IS EXECUTED IN RELIANCE UPON THE EXEMPTION PROVIDED BY SECTION 4(2) AND REGULATION D, RULE 506 FOR TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS OFFERING IS BEING MADE ONLY TO ACCREDITED INVESTORS.

                             ----------------------

                             SUBSCRIPTION AGREEMENT

                             ----------------------

THIS SUBSCRIPTION AGREEMENT (this "Agreement") has been executed by the undersigned in connection with the private placement of up to a maximum of 2,500 shares of Series B Convertible Preferred Stock, par value $0.001 (hereinafter referred to as the "Preferred Stock"), of iLink Telecom, Inc., a corporation organized under the laws of the State of Nevada (symbol "ILTE") (hereinafter referred to as the "Company"). The Preferred Stock being sold pursuant to this Agreement has not been registered under the Securities Act. In addition to such other terms as are set forth in this Agreement, the terms on which the Preferred Stock may be converted into shares of the Company's common stock (the "Common Stock") and the other terms of the Preferred Stock are set forth in the Certificate of Designation for the Preferred Stock attached hereto as Annex I (the "Certificate of Designation"). The offer of the Preferred Stock and, if this Subscription Agreement is accepted by the Company, the sale of Preferred Stock, is being made in reliance upon Section 4(2) of the Securities Act. (All dollar amounts in this Agreement are expressed in U.S. Dollars).

      The undersigned Purchaser:

      NAME:     ___________________________________________________________


      ADDRESS:  ___________________________________________________________


                ___________________________________________________________


if applicable, a [Corporate][Partnership][Trust] organized under the laws of ________________, (hereinafter referred to as the "Purchaser") hereby represents and warrants to, and agrees with the Company as follows:

                                    ARTICLE 1
                                  SUBSCRIPTION

Subscription

1.1 The undersigned Purchaser hereby subscribes to purchase __________ shares of Preferred Stock (the "Preferred Shares"), having a purchase price of $1,000 per Preferred Shares, at an aggregate purchase price of $_________ (the "Subscription Funds").

Minimum Subscription

1.2 A minimum number of 50 Preferred Shares must be purchased by the Purchaser.

Method of Payment

1.3 The Purchaser shall pay the Subscription Funds by delivering good funds in United States Dollars by way of wire transfer of funds to the Company's attorneys, Bartel Eng Linn & Schroder (the "Escrow Agent") pursuant to the terms of the Escrow Instructions attached hereto as Annex II (the "Escrow Instructions") concurrent with the execution and delivery of this Agreement to the Escrow Agent. By signing this Agreement, the Purchaser and the Company each agree to all of the terms and conditions of, and become a party to, the Escrow Instructions attached hereto, all of the provisions of which are incorporated herein by this reference as if set forth in full. The wire transfer instructions are:

            BARTEL ENG LINN & SCHRODER TRUST ACCOUNT

                  Wells Fargo Bank
                  400 Capitol Mall
                  Sacramento, CA 95814
                  Telephone: (916) 440-4331

                  ABA No.:   121000248
                  Account No.:   0168-032878

      On the date upon which the conditions precedent enumerated in Article 6 hereof are satisfied (the "Closing Date") the Company shall take up the Subscription Funds and issue to the Purchaser a certificate or certificates representing the Preferred Shares (the "Certificates") pursuant to Article 7 hereof. As stated in the Escrow Instructions, the Company and the Purchaser agree that in the event that the Closing Date does not occur on or before January 31, 2000 the Escrow Agent shall forthwith return the whole amount of the Subscription Funds to the Purchaser. The Purchaser acknowledges that the subscription for Preferred Shares hereunder may be rejected by the Company in its sole discretion.

                                    ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties

2.1 The Purchaser represents and warrants in all material respects to the Company, with the intent that the Company will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

      (a) Accredited Investor. The Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act by virtue of being (initial all applicable responses)

            _____ A small business investment company licensed by the U.S. Small
                  Business Administration under the Small Business Investment Company Act of 1958,

            _____ A business development company as defined in the Investment
                  Company Act of 1940,

            _____ A national or state-chartered commercial bank, whether acting in an individual or fiduciary capacity,

            _____ An insurance company as defined in Section 2(13) of the
                  Securities Act,

            _____ An investment company registered under the Investment Company
                  Act of 1940,

            _____ An employee benefit plan within the meaning of Title I of the
                  Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, which is either a bank, insurance company, or registered investment advisor, or an employee benefit plan which has total assets in excess of $5,000,000,

            _____ A private business development company as defined in Section
                  202(a)(22) of the Investment Advisors Act of 1940,

            _____ An organization described in Section 501(c)(3) of the Internal
                  Revenue Code, a corporation or a partnership with total assets in excess of $5,000,000,

            _____ A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose net worth, or joint net worth together with his/her spouse, exceeds $1,000,000,

            _____ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D,

            _____ A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose individual income was in excess of $200,000 in each of the two most recent years (or whose joint income with such person's spouse was at least $300,000 during such years) and who reasonably expects an income in excess of such amount in the current year, or

            _____ A corporation, partnership, trust or other legal entity (as opposed to a natural person) and all of such entity's equity owners fall into one or more of the categories enumerated above;

      (b) Experience. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Preferred Shares;

      (c) Own Account. The Purchaser is purchasing the Preferred Shares and the shares of Common Stock to be issued upon the conversion of the Preferred Shares (the "Common Shares", and together with the Preferred Shares the "Securities") for its own account or for the account of beneficiaries for whom the Purchaser has full investment discretion, each of which beneficiaries is bound to all of the terms and provisions hereof including all representations and warranties herein. The Purchaser is purchasing the Securities for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other purchaser;

      (d) Not Underwriter. The Purchaser is not an underwriter, or dealer in, the Securities, and the Purchaser is not participating, pursuant to a contractual agreement, in a distribution of the Securities;

      (e) Exemption. The Purchaser understands that the offer and sale of the Preferred Shares is not being registered under the Securities Act based on the exemption from registration provided by Rule 506 promulgated under Section 4(2) of the Securities Act and that the Company is relying on such exemption.

      (f) Importance of Representations. The Purchaser understands that the Preferred Shares are being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such safe harbor and the suitability of the Purchaser to acquire the Securities;

      (g) No Registration. The Preferred Shares have not been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of, unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC") or unless an exemption from the registration requirements under the Securities Act, such as Rule 144, is available. The Purchaser represents and warrants and hereby agrees that all offers and sales of the Securities shall be made only pursuant to such registration or to such exemption from registration;

      (h) Risk. The Purchaser acknowledges that the purchase of the Securities involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Securities, including the total loss of its investment;

      (i) Current Information. The Purchaser has been furnished with or has acquired copies of all requested information concerning the Company, including the most recent financial statements of the Company;

      (j) Independent Investigation. The Purchaser, in making the decision to purchase the Preferred Shares subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Purchaser and such representatives, if any, have prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering. The Purchaser and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Securities which have been requested. The Purchaser and its advisors, if any, have received complete and satisfactory answers to any such inquiries;

      (k) No Recommendation or Endorsement. The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Preferred Shares;

      (l) The Purchaser. If the Purchaser is a partnership, corporation or trust, the person executing this Agreement on its behalf represents and warrants that

            (i) he or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Agreement, and

            (ii) he or she is duly authorized (and if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity;

      (m) Non-Affiliate Status. The Purchaser and any affiliate of the Purchaser represent, warrant and covenant that they are not an affiliate of the Company; and

      (n) No Advertisement or General Solicitation. The sale of the Preferred Shares has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Non-Merger and Survival

2.2 The representations and warranties of the Purchaser contained herein will be true at the date of execution of this Agreement by the Purchaser and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the Certificates.

Indemnity

2.3 The Purchaser agrees to indemnify and save harmless the Company from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Purchaser to defend any such claim), resulting from the breach of any representation or warranty of such party under this Agreement.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 The Company represents and warrants in all material respects to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

      (a) Listed Company Status. The Company is required to make current filings with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Common Stock is quoted on the NASD "Bulletin Board" and the Company has received no notice, either oral or written, with respect to its continued eligibility for such listing;

      (b) No Senior Preferred Stock. The Company does not have any issued and outstanding shares of preferred stock other than the Preferred Stock to be issued hereunder or to other purchasers pursuant to agreements having the same terms as this Agreement;

      (c) Terms of Preferred Stock. The terms of Preferred Stock shall be as set forth in the form of Certificate of Designation delivered to the Purchaser as Annex I hereto;

      (d) Legality. The Company has the requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities; this Agreement and the issuance, sale and delivery of the Securities hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company; this Agreement and the Securities have been duly and validly executed and delivered by and on behalf of the Company, and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors' rights generally. The Securities will not subject the holders thereof to personal liability by reason of being such holders;

      (e) Proper Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as whole;

      (f) No Legal Proceedings. There is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, now pending or to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties or assets, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs of business prospects of the Company, or which might materially and adversely affect the properties or assets thereof;

      (g) Non-Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound;

      (h) No Misleading Statements. The information provided by the Company to the Purchaser does not contain any untrue statement of a material fact or omit to state any material fact;

      (i) No Adverse Change. There has been no material adverse change in the financial condition, earnings, business prospects of the Company;

      (j) Absence of Non-Disclosed Facts. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company; or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement;

      (k) Transfer Restrictions. Upon the conversion of the Preferred Shares pursuant to this Agreement and the Certificate of Designation, and provided that a registration statement in respect of the Common Shares is in effect as required under all applicable securities laws, such Common Shares shall be freely transferable on the books and records of the Company. In the event conversion is effected prior to effectiveness of a registration statement, or in compliance with Rule 144, the certificates representing the Common Shares shall bear the legend stated in Article 5 hereof; and

      (l) Non-Contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decrees, judgment or order of any court, Federal or State regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Company or any of its properties or assets.

Non-Merger and Survival

3.2 The representations and warranties of the Company contained herein will be true at the date of execution of this Agreement by the Company and as of the Closing Date in all material respects as though such representations and warranties were made as of such times and shall survive the Closing Date and the delivery of the Certificates.

Indemnity

3.3 The Company agrees to indemnify and save harmless the Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Company to defend any such claim), resulting from the breach of any representation, warranty or covenant of such party under this Agreement.

                                    ARTICLE 4
                            COVENANTS OF THE COMPANY

Covenants of the Company

4.1 The Company covenants and agrees with the Purchaser that:

      (a) Reserved Common Stock. For so long as any Preferred Shares held by the Purchaser shall remain outstanding, the Company covenants and agrees with the Purchaser that it will at all times fully reserve from its authorized but un-issued Common Stock such sufficient number of shares of Common Stock to permit the conversion in full of the Preferred Shares;

      (b) Filings. The Company shall make all necessary filings in connection with the sale of the Preferred Shares as required by the laws and regulations of all appropriate jurisdictions and securities exchanges;

      (c) Compliance with Section 13. The Company shall, from and after the Closing Date, use its best efforts to comply with the requirements of Section 13 of the Exchange Act and maintain the quotation of the Common Stock on the NASD "Bulletin Board" or other quotation medium which is senior to the NASD "Bulletin Board";

      (d) Registration Statement. No later than ninety (90) days after the Closing Date, the Company shall file a registration statement on Form SB-2 (or similar form) under the Securities Act and under all applicable Blue Sky laws covering the Common Shares and shall use its best efforts to cause such registration statement to be declared effective by the SEC at the earliest practicable date, all at the Company's sole cost and expense. Such best efforts shall include promptly responding to all comments received by the staff of the SEC, and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC, and in no event later than twenty-one (21) days from receipt by the Company of the comments of the staff of the SEC. Such registration statement shall name the Purchaser as a selling shareholder and shall provide for the sale of the Common Shares by the Purchaser from time to time directly to purchasers or in the over-the-counter market or through or to securities brokers or dealers that may receive compensation in the form of discounts, concessions, or commissions. The Company shall provide the Purchaser with such number of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Common Shares. None of the foregoing shall in any way limit the Purchaser's rights to sell the Common Shares in reliance on an exemption from the registration requirements under the Securities Act in connection with a particular transaction;

      (e) Currency of Registration Statement. The Company shall use its best efforts to maintain the currency of the registration statement filed with the SEC and under all applicable Blue Sky laws in respect of the Common Shares to be issued upon conversion of the Preferred Shares until the conversion or deemed conversion of the Preferred Shares and shall in any event remain effective for up to 12 months from the Closing Date or until all of the Common Shares are sold, whichever is earlier;

      (f) Opinion. In the event the Company fails to register the resale of the Common Shares, the Company will, upon the presentation of an opinion of the Purchaser's counsel, allow the Purchaser to offer and sell the Common Shares in reliance on the provisions of Rule 144 provided that the holding period and other requirements of such Rule 144 are met; and

      (g) Irrevocable Instructions. The Company will on the Closing Date provide its Transfer Agent with irrevocable instructions as attached hereto as Annex III (the "Irrevocable Instructions"), to issue one or more certificate(s) representing the Common Shares to the Purchaser upon the conversion of the Preferred Shares in accordance with the Certificate of Designation at any time without any restrictive legend or stop transfer instructions and without any further instruction or opinion from the Company, provided that the Company is presented with certificates representing the Preferred Shares to be converted, together with an executed Conversion Certificate in the form of Exhibit A attached to the Certificate of Designation, and provided further that the Common Shares are being sold pursuant to the registration statement on Form SB-2 or other registration statement as set forth in this Article 4.

Survival

4.2 The covenants set forth in this Article shall survive the Closing for the benefit of the Purchaser.

                                   ARTICLE 4A
                            LIMITATION ON CONVERSION

      Notwithstanding anything to the contrary set forth herein and for greater certainty the terms of the Certificate of Designation attached hereto, the Company and the Purchaser covenant and agree that in no event shall the Purchaser be entitled to convert any portion of the Preferred

Stock in excess of the portion of the Preferred Stock collectively that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Purchaser and its affiliates to exceed 9.9% of the outstanding shares of the Common Stock following such conversion.

                                    ARTICLE 5
                            ISSUANCE OF CERTIFICATES

      On or prior to the Closing Date, the Company will prepare and issue one or more Certificates for the Preferred Stock registered in such name or names as specified by the Purchaser and cause the same to be delivered to the Escrow Agent pursuant to the Escrow Instructions. Such Certificate(s) and the certificate(s) representing the Common Shares (unless a registration statement is in effect as provided for in Article 4 hereof or another exemption may be relied upon) shall bear a legend in substantially the following form:

            THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO THE SECTION 4(2) EXEMPTION TO THE REGISTRATION PROVISIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

Conditions Precedent to the Company's Obligation to Sell

6.1 The Purchaser understands and agrees that the Company's obligation to sell the Preferred Shares is conditioned upon the following being satisfied on or before the Closing Date:

      (a) Acceptance and Delivery of Agreement. The receipt and acceptance by the Company of this Agreement, as evidenced by execution of this Agreement by the President or any Vice President or the Chief Financial Officer of the Company, and the delivery thereof to the Escrow Agent; and

      (b) Payment in Full. Delivery to the Escrow Agent by the Purchaser of good funds as payment in full for the purchase of the Preferred Shares.

Conditions Precedent to the Purchaser's Obligation to Purchase

6.2 The Company understands that the Purchaser's obligation to purchase the Preferred Shares is conditioned upon the following being satisfied on or before the Closing Date:

      (a) Acceptance and Delivery of Agreement. The receipt by the Escrow Agent of the Company's acceptance of this Agreement as provided in Paragraph 6.1(a) above;

      (b) Receipt of Certificates. The receipt by the Escrow Agent of the Certificate or Certificates representing the Preferred Shares;

      (c) Filing of Certificate of Designation. The filing of the Certificate of Designation attached hereto as Annex I with the Secretary of State of the State of Nevada on or before the Closing Date; and

      (d) Acquisition of 9278 Distributor Inc. The closing of the acquisition by the Company of 9278 Distributor Inc., a New York corporation.

                                    ARTICLE 7
                                     CLOSING

      Closing shall be effected pursuant to the Escrow Instructions through the delivery of the Subscription Funds to the Company by the Escrow Agent, together with a duly executed copy of this Agreement, the delivery of certificates evidencing the Preferred Stock to the Purchaser (or the Purchaser's Representative) by the Escrow Agent, together with a duly executed copy of this Agreement, and the delivery of the duly executed Irrevocable Instructions to the Transfer Agent by the Escrow Agent.

                                    ARTICLE 8
                               GENERAL PROVISIONS

Governing Law

8.1 This Agreement shall be governed by and construed under the law of the State of New York without regard to its choice of law provision. Any disputes arising out of, in connection with, or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a Court of competent civil jurisdiction sitting in the City of New York, New York and nowhere else.

Successors and Assigns

8.2 This Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

Indemnification of Escrow Agent

8.3 Each of the Company and the Purchaser jointly and severally agree that the Escrow Agent has no liability as a result of any fraudulent or unlawful conduct of any other party, and jointly and severally agree to indemnify and hold the Escrow Agent harmless against any losses, claims, damages, or liabilities, to which it may become subject pursuant to its actions under this Agreement or the Escrow Instructions, except as to any loss, claim, damage, or liability arising out of or is based upon any action not taken in good faith, or any action or omission that constitutes gross negligence or willful misconduct by the Escrow Agent.

Execution by Counterparts and Facsimile

8.4 This Agreement may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement.

                  [Remainder of page intentionally left blank]

SIGNATURE PAGE FOR INDIVIDUAL PURCHASER

      IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and that he, she or they have executed this Subscription Agreement on this ________ day of ____________, ________.


____________________________________      __________________________________
Printed Name                              Signature

____________________________________      __________________________________
Printed Name                              Signature


Agreed to this _____ day of ____________, ____________:

ILINK TELECOM, INC.


By:_________________________________

Title:______________________________


This is page 11 to the Subscription Agreement dated as of the above date between iLink Telecom, Inc. and the above Purchaser.

                           SIGNATURE PAGE FOR ENTITIES

IN WITNESS WHEROF, the undersigned represents that the foregoing statements are true and that it caused this Subscription Agreement to be duly executed on its behalf on this ________ day of ____________, _____.


                                          ____________________________________
                                          Printed Name of Purchaser


                                          By:_________________________________
                                               (Signature of Authorized Person)


                                          ____________________________________
                                          (Printed Name and Title)

Agreed to this ________ day of __________, _____:

ILINK TELECOM, INC.


By:_________________________________

Title:______________________________


This is page 12 to the Subscription Agreement dated as of the above date between iLink Telecom, Inc. and the above Purchaser.

Full Name and Address of Purchaser for Registration Purposes:

NAME:_________________________________________________________________________

ADDRESS:______________________________________________________________________

TEL.NO.:______________________________________________________________________

FAX NO.:______________________________________________________________________

CONTACT NAME:_________________________________________________________________


Delivery Instructions (if different from Registration Name):

NAME:_________________________________________________________________________

ADDRESS:______________________________________________________________________

TEL.NO.:______________________________________________________________________

FAX NO.:______________________________________________________________________

CONTACT NAME:_________________________________________________________________

SPECIAL INSTRUCTIONS:_________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________